                                                                 EXHIBIT (23)(A)
                        CONSENT OF KPMG PEAT MARWICK LLP
BOARD OF DIRECTORS
FIRST UNION CORPORATION
     We consent to the incorporation by reference in this Registration Statement on Form S-3 of First Union Corporation of our report on the consolidated financial statements included in the 1994 Annual Report to Stockholders which is incorporated by reference in the 1994 Form 10-K of First Union Corporation and to the reference to our firm under the heading "Experts" in the Prospectus. Our report refers to a change in the method of accounting for investments in 1994.
                                             KPMG PEAT MARWICK LLP
Charlotte, North Carolina
August 18, 1995